                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Shoney's, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             SHONEY'S INC.(R) LOGO

                               1727 ELM HILL PIKE
                           NASHVILLE, TENNESSEE 37210

 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, MARCH 26, 1997
 ------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Shoney's, Inc. will be held in the fifth floor auditorium of the First American Center, Nashville, Tennessee, on Wednesday, March 26, 1997, at 9:00 a.m. (Central Standard Time) for the following purposes:

          (1) To elect a Board of seven directors to serve until the 1998 annual meeting of shareholders or until their respective successors shall have been duly elected and qualified;

          (2) To consider and act upon a proposal to authorize and approve a Company stock bonus policy which will provide that formerly all-cash incentive bonuses of certain key officers shall be paid as 50% cash and 50% Company common stock; and

          (3) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on January 23, 1997 will be entitled to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted.

                                          By Order of the Board of Directors,

                                          F.E. McDANIEL, JR.
                                          Senior Vice President,
                                          Secretary and Treasurer
Nashville, Tennessee
February 28, 1997

                                PROXY STATEMENT

                             ---------------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 26, 1997

                   ------------------------------------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Shoney's, Inc., a Tennessee corporation (the "Company", which, unless otherwise indicated, includes all corporate predecessors and subsidiaries of the Company) from holders of the Company's shares of $1.00 par value common stock (the "Shares") to be voted at the 1997 annual meeting of shareholders of the Company (the "Annual Meeting") to be held in the fifth floor auditorium of the First American Center, Nashville, Tennessee, on Wednesday, March 26, 1997, at 9:00 a.m. (Central Standard Time), and at any adjournments or postponements thereof. The first date on which this Proxy Statement and form of proxy with respect thereto are being sent or given to shareholders is on or about February 28, 1997.

     The Board has fixed the close of business on January 23, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, 48,531,075 Shares were outstanding. Each shareholder is entitled to one vote per Share held of record on the Record Date. Cumulative voting is not permitted.

     The holders of a majority of the Shares present in person or by properly executed proxies are required to constitute a quorum to transact business at the Annual Meeting. All Shares represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with instructions indicated in such proxies. In voting by proxy in regard to the election of directors to serve until the 1998 annual meeting of shareholders or until their respective successors are duly elected and qualified, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Shareholders may not abstain with respect to the election of directors. If no instructions are indicated, such proxies will be voted FOR the election of all nominees as directors. The directors shall be elected by a plurality of the votes cast by the holders of Shares entitled to vote at the Annual Meeting if a quorum is present. The affirmative vote of the holders of a majority of the Shares present or represented at the Annual Meeting is required for the approval of the Company's proposed stock bonus policy. If no instructions are indicated, such proxies will be voted FOR the approval of the policy. The Board does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

     No specific provisions of the Tennessee Business Corporation Act, the Company's Charter or the Company's By-laws address the issue of abstentions or broker non-votes. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes either in favor of or against a particular proposal. If a broker or nominee holding Shares in "street" name indicates on the proxy that it does not have discretionary authority to vote on a particular matter, those Shares will not be voted with respect to that matter and will be disregarded for the purpose of determining the total number of votes cast with respect to a proposal.

     If a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the shareholders. If the Company proposes to adjourn the Annual Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all Shares for which they have voting authority in favor of such adjournment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same Shares and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be sent to: Shoney's, Inc., 1727 Elm Hill Pike, Nashville, Tennessee 37210, Attention: F.E. McDaniel, Jr., Senior Vice President, Secretary and Treasurer.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board shall consist of not less than three nor more than fifteen directors. Effective as of the date of the Annual Meeting, the Board has fixed the number of directors at seven. It is intended that proxies received in response to this solicitation will be voted in favor of the election of each of the nominees to be directors of the Company until the 1998 annual meeting of shareholders or until their successors are elected and qualified, unless authority to vote is withheld. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the enclosed proxy card to vote for the remaining nominees named and to vote in accordance with their best judgment for any substitute nominees that are named.

     If a proxy is executed in such manner as not to withhold authority to vote for election of directors, then the persons named in the enclosed proxy card will vote such proxy for the election of the nominees listed below, reserving, however, full discretion to cast votes for other persons if any nominee is unable or unwilling to serve. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable.

NOMINEES FOR THE BOARD

     Each nominee's principal occupation, age and period of service as a director of the Company are set forth below. All of the nominees are presently serving on the Board.

DENNIS C. BOTTORFF                                            Age -- 52
Chairman of the Board                                         Director since 1989
and Chief Executive Officer
First American Corporation
In 1991, Mr. Bottorff became President and Chief Executive Officer and a member of the board of directors of First American Corporation and its subsidiary, First
American National Bank in Nashville, Tennessee. He was elected Chairman of the
Board of First American Corporation in 1995. Mr. Bottorff also serves on the board of directors of Ingram Industries Inc. and is a Trustee of Vanderbilt
University.
CAROLE F. HOOVER                                              Age -- 53
President                                                     Director since 1990
Concessions International of Cleveland
Ms. Hoover, since 1984, has served as President of Concessions International of
Cleveland, an airport food and beverage concessionaire. She also serves as
President and Chief Executive Officer of the Greater Cleveland Growth
Association.
VICTORIA B. JACKSON                                           Age -- 42
President                                                     Director since 1989
and Chief Executive Officer
DSS/ProDiesel, Inc.
Ms. Jackson, since 1979, has served as President and Chief Executive Officer of
DSS/ProDiesel, Inc. (formerly Diesel Sales & Service Co., Inc.), a remanufacturer of fuel injection components for the diesel industry, based in Nashville,
Tennessee. Ms. Jackson also serves as a member of the board of directors of
Whitman Corporation.
C. STEPHEN LYNN                                               Age -- 49
Chairman of the Board,                                        Director since 1995
Chief Executive Officer and President
Shoney's, Inc.
Mr. Lynn served as Chief Executive Officer and as a director of Sonic Corp. from
November 1983 through April 1995. He also served as Chairman of the Board of
Sonic Corp. from April 1986 to April 1995. On April 11, 1995, Mr. Lynn was
elected as a member of the Board and as the Chairman of the Board and Chief
Executive Officer of Shoney's, Inc. He was elected to the additional office of
President on January 31, 1996.
JEFFRY F. SCHOENBAUM                                          Age -- 50
Private Investor                                              Director since 1996
Mr. Jeffry Schoenbaum serves as president of Nurad Investments, Inc., which was formed in 1987 to manage the historic redevelopment of commercial properties in
Sarasota and Tampa, Florida. From 1992 through 1994, he served as Vice President of Bay Area Capital, Inc., a provider of working capital financing. He also serves as a member of the board of directors of the Schoenbaum Family Foundation.
He is a private investor.

B. FRANKLIN SKINNER                                           Age -- 65
Retired Chairman of the Board                                 Director since 1993
BellSouth Telecommunications, Inc.
Mr. Skinner served as a member of the board of directors and as Chairman of the
Board and Chief Executive Officer of Southern Bell Telephone and Telegraph Co.
from 1988 until 1991, after which time he became a member of the board of directors and Chairman of the Board and Chief Executive Officer of BellSouth
Telecommunications, Inc., which was formed in 1991 through the consolidation of
South Central Bell, Southern Bell, and BellSouth Services. He retired from those positions in 1992.
CAL TURNER, JR.                                               Age -- 57
Chairman of the Board, President                              Director since 1993
and Chief Executive Officer
Dollar General Corporation
Mr. Turner serves as a member of the board of directors and as Chairman of the
Board, President and Chief Executive Officer of Dollar General Corporation
(discount retail chain), a position that he has held since 1988. He also serves as a member of the boards of directors of First American Corporation and Thomas
Nelson, Inc., and serves on the boards of numerous non-profit organizations.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended October 27, 1996 (the "1996 Fiscal Year"), the Board held four regular and four special meetings. During the 1996 Fiscal Year, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which the individual director served.

     The Board has standing Executive, Audit, Nominating, Franchise Relations and Human Resources and Compensation committees that assist it in discharging its responsibilities. These committees, their members and functions are discussed below.

     The Executive Committee presently is composed of four directors: Lynn (Chairperson), Bottorff, Hoover and Skinner. Between meetings of the Board, the Executive Committee may exercise all of the powers of the Board except that it may not: (1) authorize dividends except pursuant to a formula pre-approved by the Board; (2) submit matters to a vote of shareholders; (3) fill vacancies on the Board or any of its committees; (4) amend the Company's Charter or adopt, amend or repeal its By-laws; (5) authorize a plan of merger; (6) authorize or approve acquisitions of Shares except pursuant to a formula pre-approved by the Board; or (7) authorize or approve the issuance or sale of Shares. The Executive Committee met three times during the 1996 Fiscal Year.

     The Audit Committee presently is composed of three directors: Bottorff (Chairperson), Jackson and Turner. Responsibilities of this committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, review and setting of internal policies and procedures regarding audits, accounting and other financial controls, and reviewing related party transactions. The Audit Committee met three times during the 1996 Fiscal Year.

     The Human Resources and Compensation Committee (the "HRC Committee") presently is composed of three directors: Hoover (Chairperson), Jackson and Turner. Responsibilities of this committee include review and oversight of the Company's personnel policies, monitoring the Company's results under affirmative action plans adopted by the Company and general oversight of the Company's personnel and/or human resources functions. Responsibilities of this committee also include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including grants of stock options and other benefits under the Company's compensation plans, and general review of the Company's employee compensation policies. The HRC committee met fifteen times during the 1996 Fiscal Year. No member of the HRC Committee has been an employee of the Company at any time and no member has any relationship with either the Company or the Company's officers requiring disclosure under applicable regulations of the Securities and Exchange Commission (the "SEC").

     The Franchise Relations Committee presently is composed of three directors:
Turner (Chairperson), Skinner and Schoenbaum. Responsibilities of this committee include keeping the Board apprised of the concerns and suggestions of the Company's franchisees and acting as an issue resolution committee to mediate disputes between franchisees and between franchisees and the Company. The Franchise Relations Committee met four times during the 1996 Fiscal Year.

     The Nominating Committee presently is composed of four directors: Skinner (Chairperson), Bottorff, Hoover and Jackson. The Nominating Committee considers and recommends nominees for directors for consideration by the Board. Although the Nominating Committee does not solicit suggestions for nominees for the Board, suggestions for nominees accompanied by biographical data will be considered if, in accordance with the Company's By-laws, they are received at least ninety days prior to the next annual meeting of shareholders by the Company's Secretary. The Nominating Committee met once during the 1996 Fiscal Year.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED NOMINEES TO THE BOARD.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than ten percent of the Shares are required to report their ownership of the Shares and any changes in that ownership to the SEC and the New York Stock Exchange (the "NYSE"). These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the 1996 Fiscal Year. Based solely on a review of the reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent holders during the 1996 Fiscal Year, with the exception of Mr. Walker, who inadvertently failed to timely file one Form 4 reflecting a single securities transaction.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning persons, other than officers or directors, who, as of the latest practicable date, are the beneficial owners of more than 5% of the Shares. The Company has no other class of equity securities outstanding.

                   NAME AND ADDRESS                            SHARES          PERCENT
                  OF BENEFICIAL OWNER                    BENEFICIALLY OWNED    OF CLASS
                  -------------------                    ------------------    --------
Estate of Alex Schoenbaum(1)...........................       3,334,480           6.87%
  c/o Chase Manhattan Bank, N.A.
  205 Royal Palm Way
  Palm Beach, Florida 33480
R.L. Danner(2).........................................       4,249,303           8.76%
  2 International Drive, Suite 510
  Nashville, TN 37217
First Union Corporation(3).............................       2,485,675           5.12%
  One First Union Center
  Charlotte, NC 28288-0137

---------------

(1) Includes 2,703,388 Shares held in Schoenbaum Ventures Limited Partnership; 200,000 Shares held in the Alex Schoenbaum Charitable Trust; 35,750 Shares held by the Schoenbaum Family Foundation; and 395,342 Shares held in a revocable living trust, controlled by Alex Schoenbaum's widow, Betty Schoenbaum. The Estate disclaims beneficial ownership of Shares held by the Schoenbaum Family Foundation.
(2) Includes 83,068 Shares owned by Mrs. Danner and 7,101 Shares held in trust for Mr. Danner's son, over which Mrs. Danner has sole voting and investment power. The information regarding Shares beneficially owned is based upon the latest Schedule 13D filed by Mr. Danner.
(3) First Union Corporation ("First Union") has sole voting power as to all Shares and has sole power to dispose or to direct the disposition of 2,471,224 Shares. The information regarding Shares beneficially owned is based upon the latest information provided to the Company by First Union as of February 3, 1997.

     The following table sets forth the number of Shares held beneficially, directly or indirectly, as of the Record Date, by all directors and nominees for director, by the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer (these five officers hereinafter referred to as the "Named Executive Officers") and by all directors and executive officers as a group, together with the percentage of the outstanding Shares which such ownership represents. Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 48,531,075 Shares issued and outstanding. Such Shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

                                                                                    PERCENT
                                                                                   OF CLASS
                       NAME OF                                 SHARES           (* DENOTES LESS
                   BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)      THAN 1%)
                   ----------------                     ---------------------   ---------------
John W. Alderson......................................           10,000                 *
W. Craig Barber.......................................           65,859                 *
Dennis C. Bottorff....................................            9,000                 *
Carole F. Hoover......................................            1,400                 *
Victoria B. Jackson...................................            3,094                 *
Robert M. Langford....................................           15,000                 *
C. Stephen Lynn.......................................          219,000                 *
Jeffry Schoenbaum.....................................          582,192(2)           1.19%
B. Franklin Skinner...................................            3,500                 *
Cal Turner, Jr........................................           28,000                 *
Ronald E. Walker......................................           21,341                 *
All Directors, Nominees for Director and
  Executive Officers as a Group.......................        1,110,065              2.27%

---------------

(1) Includes Shares subject to options to purchase Shares which are exercisable or become exercisable within 60 days after the Record Date, and are held by the following persons: John W. Alderson (10,000); W. Craig Barber (56,500); Dennis C. Bottorff (1,000); Carole F. Hoover (1,000); Victoria B. Jackson (1,000); Robert M. Langford (15,000); C. Stephen Lynn (100,000); Jeffry Schoenbaum (0); B. Franklin Skinner (3,000); Cal Turner, Jr. (3,000); Ronald
    E. Walker (10,100); Directors and Executive Officers as a Group (278,047).
(2) Includes 17,340 Shares held by Chase Manhattan Bank as custodian for Mr. Schoenbaum's children, 2,953 Shares held by his wife, Sue Schoenbaum, and 432,902 Shares held in an irrevocable trust for the benefit of Mr. Schoenbaum. Also includes 35,750 Shares owned by the Schoenbaum Family Foundation, of which Mr. Schoenbaum is a director. Mr. Schoenbaum disclaims beneficial ownership of the Shares owned by the Schoenbaum Family Foundation. Mr. Schoenbaum is the son of Alex Schoenbaum, who until his death in December 1996 was Chairman Emeritus of the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ended October 27, 1996 to those persons who: (i) served as the Company's CEO during the 1996 Fiscal Year; (ii) were the Company's four most highly compensated executive officers (other than the CEO) serving as of the end of the 1996 Fiscal Year; and (iii) would have been included under item (ii) but for the fact that they were not serving as executive officers at the end of the 1996 Fiscal Year.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                             ANNUAL COMPENSATION                   COMPENSATION
          NAME                    -----------------------------------------   -----------------------
           AND                                                 OTHER          RESTRICTED   SECURITIES
        PRINCIPAL                                              ANNUAL           STOCK      UNDERLYING       ALL OTHER
        POSITION           YEAR   SALARY($)   BONUS($)   COMPENSATION(1)($)   AWARDS($)    OPTIONS(#)   COMPENSATION(1)($)
        ---------          ----   ---------   --------   ------------------   ----------   ----------   ------------------
C. Stephen Lynn
  Chairman, Chief
  Executive Officer        1996   $491,747         --         $94,708(3)       $167,063(3) 1,250,000         $ 42,092(3)
  and President..........  1995   $226,122    $300,000             --                --      250,000         $262,879(3)
Robert M. Langford
  Senior Executive
  Vice President and
  Chief Operating          1996   $247,100    $40,000              --                --      250,000               --
  Officer................  1995   $  9,367    $50,000              --                --       75,000               --
W. Craig Barber
  Senior Executive
  Vice President, Chief
  Administrative           1996   $253,462         --              --                --      300,000         $ 11,532(5)(6)
  Officer and Chief        1995   $239,061    $90,000         $ 2,000(7)             --      150,000         $  4,755(5)
  Financial Officer......  1994   $185,661    $50,000              --                --           --         $  3,964(5)
Ronald E. Walker           1996   $135,955    $64,800         $   131(4)             --      225,000         $  4,648(5)
  Division President --    1995   $114,437    $36,079         $ 8,860(4)(7)          --       25,000         $  4,755(5)
  Captain D's............  1994   $ 90,723    $60,627              --          $    769(2)     2,500         $  3,964(5)
John W. Alderson
  Division President --
  Casual Dining..........  1996   $168,092    $31,868         $ 1,593(7)             --      250,000         $101,044(8)

---------------

(1) As to "Other Annual Compensation" and "All Other Compensation," although executive officers receive perquisites and other personal benefits (e.g., Company furnished automobiles), the aggregate amount of such perquisites or other personal benefits does not exceed the lesser of: (a) $50,000; or (b) 10% of the annual salary and bonus for any of the persons listed in the Summary Compensation Table with the exception of Mr. Lynn and Mr. Alderson.
(2) Awards made under the Company's Stock Bonus Plan vest and are distributed at the rate of 10% per year for four years and in full after five years. An employee receives no dividends and has no other rights as a shareholder with respect to Shares awarded under the Stock Bonus Plan until the Shares vest and are distributed to the employee. At the time Shares are distributed, the employee also receives a cash award equal to 25% of the value of the Shares then being distributed to reimburse the employee for certain taxes. During the 1996 Fiscal Year, 75 Shares were distributed to Mr. Walker. At the time of the distribution, the Shares were valued at $10.25 per share.
(3) Mr. Lynn was elected as the Company's CEO on April 11, 1995. Mr. Lynn's employment agreement is described below under "Employment Contracts." The amount set forth in "All Other Compensation" for Mr. Lynn for 1995 represents the following: certain expenses incurred by Mr. Lynn in connection with his relocation ($94,764); real estate commissions and closing costs in connection with the sale of Mr. Lynn's former residences ($133,115); and insurance premiums paid on Mr. Lynn's behalf pursuant to his employment agreement ($35,000). The amount set forth for 1996 represents the following: certain moving and storage expenses ($7,092) and insurance premiums ($35,000). The amount set forth for Mr. Lynn in "Restricted Stock Awards" represents the value of 16,500 Shares granted pursuant to Mr. Lynn's employment agreement, with a fair market value of $167,063 ($10.125 per share) on the date of distribution. Mr. Lynn received a tax equalization bonus of $93,973 in connection with this grant.
(4) Includes tax equalization bonus paid with respect to the receipt of Shares under the Company's Stock Bonus Plan. See footnote 2.

(5) Includes amounts paid pursuant to the Company's restaurant group ownership plans established in prior years, in which partnerships composed of employees have acquired up to a 30% interest in groups of restaurants. During the 1996 Fiscal Year, Messrs. Barber and Walker were each paid $4,648.
(6) Includes amounts accrued, but not paid, to provide for possible future payments under a salary continuation plan that covers certain present and former employees of the Company. The plan provides for payments of up to $37,500 per year for ten years following death, disability or retirement at age 55. During the 1996 Fiscal Year, $6,884 was accrued for Mr. Barber.
(7) Includes matching contributions by the Company under the Company's Supplemental Executive Retirement Plan.
(8) The amount set forth in "All Other Compensation" for Mr. Alderson represents certain relocation expenses, principally real estate commissions and closing costs in connection with the sale of Mr. Alderson's former residence ($58,008) and moving costs ($11,863).

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information concerning stock option grants to any Named Executive Officer who was granted a stock option during the 1996 Fiscal Year:

                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                           ANNUAL RATES OF STOCK PRICE
                                                                             APPRECIATION FOR OPTION
                           INDIVIDUAL GRANTS                                          TERM
------------------------------------------------------------------------   ---------------------------
                                  % OF TOTAL
                                   OPTIONS
                     NUMBER OF     GRANTED
                     SECURITIES       TO         EXERCISE
                     UNDERLYING   EMPLOYEES      OR BASE
                      OPTIONS     IN FISCAL       PRICE       EXPIRATION
       NAME           GRANTED        YEAR      ($/SHARE)(1)      DATE         5% ($)        10% ($)
       ----          ----------   ----------   ------------   ----------      ------        -------
Mr. Lynn...........    250,000       6.40%        $15.25       11-01-05      $  717,750     $3,401,250
Mr. Lynn...........  1,000,000      25.59%        $ 9.63       08-21-03      $3,918,000     $9,131,000
Mr. Langford.......    250,000       6.40%        $ 9.63       08-21-03      $  979,500     $2,282,750
Mr. Barber.........    300,000       7.68%        $ 9.63       08-21-03      $1,175,400     $2,739,300
Mr. Walker.........    225,000       5.76%        $ 9.63       08-21-03      $  881,550     $2,054,475
Mr. Alderson.......     50,000       1.28%        $11.13       11-27-05      $  349,800     $  886,500
Mr. Alderson.......    200,000       5.12%        $ 9.63       08-21-03      $  783,600     $1,826,200

---------------

(1) The exercise price of the options granted is at least 100% of the fair market value of the Shares on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     Shown below is information with respect to exercises by any Named Executive Officer during the 1996 Fiscal Year of options to purchase Shares pursuant to the Company's stock option plans and information with respect to unexercised options to purchase Shares held by such officers as of the end of the 1996 Fiscal Year:

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                                           OPTIONS HELD AT            THE-MONEY OPTIONS AT
                                     SHARES ACQUIRED                      OCTOBER 27, 1996            OCTOBER 27, 1996 ($)
                                       ON EXERCISE        VALUE      ---------------------------   ---------------------------
               NAME                        (#)         REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                  ---------------   -----------   -----------   -------------   -----------   -------------
Mr. Lynn...........................         0           $      0       50,000        1,450,000       $     0         $  0
Mr. Langford.......................         0           $      0       15,000          310,000       $     0         $  0
Mr. Barber.........................         0           $      0       52,900          429,600       $10,374         $  0
Mr. Walker.........................         0           $      0        9,600          248,900       $     0         $  0
Mr. Alderson.......................         0           $      0            0          250,000       $     0         $  0

     The Company has not awarded stock appreciation rights to any employee, has had no long-term incentive plans, as that term is defined in SEC regulations, and has no defined benefit or actuarial plans covering any employees of the Company.

COMPENSATION OF DIRECTORS

     Each director who is also an officer of the Company receives no additional compensation for service on the Board. Directors who are not also officers of the Company receive a quarterly retainer of $4,000 in addition to $1,000 plus expenses for each meeting of the Board they attend. Members of Board committees receive $1,000 plus expenses for each committee meeting they attend.

     Also, each non-employee director participates in the Shoney's, Inc. Directors' Stock Option Plan (the "Directors' Plan"), which was approved by the shareholders of the Company on March 19, 1991. Each non-employee director received an option for 5,000 Shares as of June 7, 1990, the date the Board adopted the Directors' Plan. Non-employee directors initially elected to the Board subsequent to the adoption of the Directors' Plan receive an option for 5,000 Shares upon their election to the Board. Non-employee directors, upon the fifth anniversary of the grant of their most recent option under the Directors' Plan, are also awarded an additional option for 5,000 Shares. As of the end of the 1996 Fiscal Year, there were three participants under the Directors' Plan who held options covering 15,000 Shares at an exercise price of $10.375 per share, two participants under the Directors' Plan who held options covering 10,000 Shares at an exercise price of $23.375 per share and one participant under the Directors' Plan who held options covering 5,000 Shares at an exercise price of $9.50 per share. During the 1996 Fiscal Year, there were no exercises of options for Shares granted under the Directors' Plan.

EMPLOYMENT CONTRACTS

     The Company has employment agreements with Messrs. Lynn, Langford and Barber. Mr. Lynn's employment agreement provides for a term from May 1, 1995 through April 30, 1998. The employment agreements with Messrs. Langford and Barber presently provide for initial terms which terminate on October 27, 1999. In addition, if a "Change in Control" (as defined in the employment agreements generally to mean acquisition of 50% or more of the Company's outstanding voting securities by any person or the occurrence of certain changes in the composition of the Board) occurs with respect to the Company, the employment terms contained in the three employment agreements are automatically extended for an additional two-year term.

     Under the terms of the employment agreements, Messrs. Langford and Barber are each entitled to base salaries in the amount of $288,900, with increases to be in the sole discretion of the Board. Mr. Lynn is entitled to a base salary of $500,000 from May 1, 1996 through April 30, 1997 and $550,000 from May 1, 1997 through April 30, 1998. However, Mr. Lynn and the Board of Directors have agreed that Mr. Lynn's base salary will remain at $500,000 until fiscal year 1998. In addition, the employment agreements provide that Messrs. Langford and Barber are eligible for an annual bonus as established by the Board of Directors through the annual bonus plan. Bonuses for Mr. Lynn are based upon a formula to be agreed upon by the employee and the Company.

     Under the employment agreements of Messrs. Lynn, Langford and Barber, their termination without cause results in severance pay equal to the greater of (i) the salary and bonus paid or accrued on the employee's behalf for the fiscal year of the Company immediately prior to the fiscal year in which the termination took place or (ii) the amount due the employee for salary and bonuses during the balance of the then current employment term. In addition, termination without cause results in immediate vesting of all stock options held by Mr. Lynn and entitles Messrs. Langford and Barber to be paid a cash amount equal to the unrealized gain that they have in any unvested stock options. In the event of termination for cause or the employee's resignation, the employee is entitled to no severance payments under his employment agreement and all stock options that are not vested prior to the effective date of the termination shall lapse and be void. Cause for termination includes personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, conviction of any felony or crime involving moral turpitude, material intentional breach of any provision of the employment agreement, or unsatisfactory performance by the employee of his duties as a result of alcohol or drug abuse.

     Mr. Lynn's agreement also provides that if his employment is terminated without cause, certain benefits (insurance, medical and automobile) continue until expiration of the term of the agreement or his earlier coverage through other employment. The agreements of Messrs. Langford and Barber provide for a similar continuation of benefits, excluding the use of an automobile. Also, in the event of a Change in Control (as defined above) each of Messrs. Lynn, Langford and Barber, at his option, may terminate his agreement within 90 days after such Change in Control, in which case he will receive the greater of: (i) two times the base salary and bonus paid during the fiscal year immediately prior to that in which the termination took place; or (ii) the amount due as base salary during the then remaining employment term. Participation in other benefits is treated the same as if employment had been terminated without cause.

     Mr. Lynn's agreement provides that he will receive 50,000 Shares of restricted stock as follows: 16,500 Shares on each of April 11, 1996 and April 11, 1997, and 17,000 Shares on April 11, 1998. On these dates, Mr. Lynn also will receive a tax equalization bonus based on the value of the Shares. Mr. Lynn's agreement further provides that he will receive future options under the Company's Stock Option Plan on November 1, 1996 as follows: 125,000 Shares at an exercise price equal to the market price on that date; 75,000 Shares at an exercise price of $16.75 per share; and 50,000 Shares at an exercise price of $18.50 per share.

     Mr. Lynn's contract provided for the Company to pay him certain relocation expenses resulting from his accepting his position with the Company and for the Company to acquire his former residences in Oklahoma City. Each of these residences has been sold or resold to third parties with the Company incurring no loss in connection with the transaction other than transaction expenses.

     Each employment agreement terminates upon the death or disability of the employee and the employee is entitled to certain benefits in the event of a termination resulting from disability. Each employment agreement also contains a covenant by the employee not to disclose any confidential information or trade secrets of the Company and provides that, in the event of a termination of the employee's employment for cause or the employee's resignation, the employee may not compete with the Company within the United States for one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The HRC Committee is composed of Hoover (Chairperson), Jackson and Turner. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company's executive officers, members of the HRC Committee or entities whose executives serve on the Board or the HRC Committee that require disclosure under applicable SEC regulations.

               HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Company revised its approach to compensation over the last two years to link the importance of a shared vision, commitment, and ownership with the achievement of strategic business objectives. A critical component of this philosophy is the creation of an aggressive pay-for-performance environment that provides exceptional pay for exceptional performance. This report serves to provide relevant compensation information for 1996 and to communicate the compensation programs and designs that have been implemented for 1997.

COMPENSATION METHODOLOGY

     The Company's officers' compensation program is designed and administered by the Human Resources and Compensation Committee (HRC Committee). The HRC Committee is comprised entirely of outside directors as defined for purposes of
Section 162(m) of the Internal Revenue Code.

     In establishing the Company's executive compensation program, the HRC Committee takes into account current market data and compensation trends for comparable companies, gauges achievement of corporate and individual performance objectives, and reviews the overall effectiveness of the program in measuring and rewarding desired performance results in accordance with the Company's strategic goals and objectives. Among the companies for which compensation information was considered were the companies included in the S&P Restaurants Stock Index. See Shareholder Return Performance Graph. The selected peer group used for compensation analyses differs from the S&P 500 Restaurant Industry Index used for the Performance Graph, however, because the HRC Committee's intent is to identify companies that have innovative, leading-edge practices in delivering superior compensation for superior performance. Thus, whereas there is some overlap between the two peer groups, the compensation peer group is broader, representing firms both within and beyond the restaurant industry.

     During fiscal 1996, as part of its ongoing evaluation of compensation levels and structure, the Company engaged an independent compensation consultant to assist management and the HRC Committee in assessing and evaluating the compensation of the Company's officers and the structure of its compensation plans. In general, the Company's pay levels are consistent with survey-derived medians, and the Company's executive compensation programs, plans, and awards are within conventional industry standards of reasonableness and competitive necessity.

COMPENSATION PHILOSOPHY

     In addition to attracting world-class talent and retaining valued employees, the HRC Committee believes that effective compensation programs support the Company's strategic goals, promote the Company's culture and values, strongly relate to the value created for the Company's shareholders, and reward employees for outstanding contributions to overall Company performance and success.

     In association with the Company's strategic focus, the HRC Committee and the Company have adopted the following key principles in guiding its selection and design of executive compensation programs:

        - Link compensation to specific strategic business objectives

        - Leverage the compensation mix by emphasizing performance-driven variable pay

        - Align management and shareholders' interests through the use of equity-based pay

        - Reward long-term, sustainable performance improvements

        - Create an ownership culture through effective compensation design and communication

COMPENSATION DELIVERY

     The Company's executive compensation program includes three components: base salary, annual incentives, and long-term incentives. Each component is designed to fulfill a specific purpose within the total compensation mix while supporting the overall compensation philosophy of the HRC Committee and the Company.

  Base Salary

     Executive officers receive base salaries that are typically within a range of ten percent above or below the position's median base pay compared to the peer group used for compensation analysis. Many factors are included in determining base pay, such as the responsibilities of the officer, the scope of the position, length of service with the Company, and the Company's ability to pay an appropriate and competitive salary. Executives are eligible for periodic increases in their base pay as a result of individual performance or changes in their duties and responsibilities. The Company's near-term objective is to have base salary account for only one-third of an executive's total direct compensation potential (base salary plus annual incentive plus long-term incentive).

     During 1996, salary increases for the Named Executive Officers were as follows: Mr. Lynn received a $50,000 (11%) increase on May 1 pursuant to the April 1995 employment agreement entered into when he joined the Company; Mr. Barber received an increase of $5,000 (2%); Mr. Walker received an increase of $18,700 (15%); and Mr. Langford and Mr. Alderson, both of whom were hired during the later months of 1995, did not receive increases in their salaries.

  Annual Incentive

     The Company amended its annual incentive plan for executive officers beginning with 1996 to further motivate and reward behavior which will contribute to achievement of business goals and objectives, while also instilling an ownership culture.

     At the beginning of each fiscal year, specific performance goals are established with respect to Company performance, business unit performance and individual performance. Relative weights are applied to these measures based upon the executive's primary focus of responsibility and ability to impact performance. In all cases, some minimum level of financial performance must be achieved for an executive to qualify for any incentive bonus payment.

     Target award opportunities under the 1996 plan ranged from fifteen percent of base salary to one-hundred percent of base salary based on level, responsibility, and accountability. The senior executive group and business unit leaders had target incentive opportunities equal to one-hundred percent of their base salary for 1996.

     The 1996 plan aligned incentive bonuses with real and substantial performance improvements through the establishment of target award opportunities that represent "stretch" goals for Company and business unit performance. The HRC Committee and the Company have determined that appropriate value-drivers for performance measurement will include one or more of the following objective measures: earnings per share growth, operating income improvement, same store sales growth, and/or improvement in cash flow.

     Additionally, an individual factor based upon a discretionary assessment of individual performance objectives was considered by the HRC Committee in determining final bonus payment amounts. These individual performance objectives generally constitute thirty-five to fifty percent of the total award opportunity available to the senior executive group, and are specifically linked to excellence in operations, profit, integrity, and respect for others.

     The Company's earnings per share objective was not achieved for the 1996 fiscal year. In consideration of the Company's overall financial performance, Mr. Lynn recommended that no annual incentive payment be made to him, Mr. Barber or Mr. Langford. Mr. Lynn, Mr. Barber and Mr. Langford had each achieved 85% or more of the individual performance objectives outlined for them. This recommendation was approved by the HRC Committee. The HRC Committee did approve payment of a deferred sign-on bonus of $40,000 to Mr. Langford pursuant to the arrangements made when he was hired in October 1995.

     Mr. Alderson's business unit did not achieve its financial performance objectives, while 85% of his individual performance objectives were achieved. Mr. Alderson's incentive payment for 1996 was $31,868. Mr. Walker's business unit achieved 20% of its financial performance objectives, while he achieved 100% of his individual performance objectives. Mr. Walker's incentive payment for 1996 was $64,800.

     The target incentive payments to the Named Executives Officers for 1996 were $1,321,200, while the actual incentive payments were $136,668. Three of the Named Executive Officers were employed in fiscal 1995 and received incentive payments for that fiscal year of $426,079, compared to incentive payments in 1996 for these same three individuals of $64,800.

  Long-Term Incentive

     The Company has utilized stock options and stock awards to motivate and reward performance in accordance with long-term business goals and objectives. The HRC Committee believes that stock options have been and remain an excellent vehicle for providing long-term financial incentives for management. Because the option exercise price for the employee is at least the price of the stock on the date of grant, employees recognize a gain only if the value of the stock increases over time. Thus, employees with stock options are motivated and rewarded in their efforts to improve long-term stock performance. In this way, the financial interests of management are aligned with those of the Company's shareholders.

     During 1996, options for 3,179,000 Shares were granted to 35 officers (including 2,275,000 Shares granted to the Named Executive Officers). The options granted to the Named Executive Officers included performance based options for 1,975,000 Shares. Most of the options granted in 1996, 2,650,000 of 3,292,000 Shares, were performance based options which have a term of seven years and will vest within four years from the date of grant if the fair market value of the Shares increases by a four year compounded growth rate of 20% per year. The options fully vest on the sixth anniversary of the grant date if the performance criteria of the option are not met. In addition, 25% of the options will vest within four years from the date of grant if the fair market value of the Shares increases by a four year compounded growth rate of 15% per year. The option price is at least the fair market value on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     C. Stephen Lynn was recruited for the position of Chairman and Chief Executive Officer and was elected to those positions effective May 1, 1995. As a result of the negotiation process, Mr. Lynn received a base salary of $450,000 and a guaranteed bonus of $300,000 for the 1995 fiscal year. Under the terms of his employment contract (See Employment Contracts), Mr. Lynn received an increase in base salary of $50,000

(11%) effective May 1, 1996. Mr. Lynn's contract provides for an increase in base salary of $50,000 effective May 1, 1997, however, Mr. Lynn requested that such increase be deferred until the beginning of the 1998 fiscal year. The HRC Committee approved Mr. Lynn's request.

     Mr. Lynn's participation in the annual and long-term incentive plans offered by the Company are governed by the same considerations addressed above for other officers. Mr. Lynn's target annual incentive opportunity for 1996 was 100% of his base salary. The HRC Committee granted a 1,000,000 Share performance based option under the terms outlined above. The HRC Committee believes the substantial incentive compensation at risk for Mr. Lynn is appropriate and properly aligns his interest with those of shareholders.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to officers of the Company, unless certain requirements are met. One of the requirements is that compensation over the $1 million limit must be contingent upon the Company's attainment of specific performance goals approved by shareholders.

     The HRC Committee intends for all compensation paid to the Company's executives to be fully deductible under federal tax laws, and intends to take such steps as are necessary to ensure continuing deductibility.

     The foregoing report has been furnished by the members of the HRC
Committee:

                                                Carole F. Hoover (Chairperson)
                                                Victoria B. Jackson
                                                Cal Turner, Jr.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the return(1) on the Shares with the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurants Stock Index for the last five years(2).

                                                               S&P
         MEASUREMENT PERIOD                                RESTAURANTS         S&P 500
        (FISCAL YEAR COVERED)            SHONEY'S INC         INDEX             INDEX
1991                                             100.00            100.00            100.00
1992                                             104.08            130.39            111.06
1993                                             125.17            163.56            129.01
1994                                              81.63            159.36            134.40
1995                                              54.43            226.14            168.66
1996                                              41.50            240.08            208.36

---------------

(1) Return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Share price at the end and beginning of the measurement period; by (ii) the Share price at the beginning of the measurement period. The measurement period in the graph set forth above begins on the last trading day of October 1991. The closing price on that date is the base amount, with cumulative returns for each subsequent twelve-month period measured as a change from that base. The cumulative return for each twelve-month period is calculated in relation to the base amount as of the last trading day of October 1991.
(2) The Company's fiscal year ends on the last Sunday in October. The Standard & Poor's Restaurants Stock Index, however, is only available as of the last trading day of each calendar month. Therefore, all performance data used by the Company in the graph is as of the last trading day of October.

        PROPOSAL 2. APPROVAL OF STOCK BONUS POLICY FOR SENIOR EXECUTIVES

     On December 17, 1996, the Board adopted, subject to shareholder approval, the Company's Stock Bonus Policy for Senior Executives (the "Bonus Policy"). Under the terms of the Bonus Policy, half of any bonus payable to the Company's Senior Executive Group (Senior Vice President level and above, hereinafter, the "Senior Executives") shall be paid in cash, and half shall be paid in Shares (the "Stock Bonus") for a three-year period. The Company has reserved an aggregate of 1,000,000 Shares for issuance under the Bonus Policy, which can be distributed except as prohibited by the securities laws. The purposes of this Bonus Policy are (a) to further align the interests of Senior Executives of the Company with the interests of the Company's shareholders, (b) to stimulate and reward the efforts of Senior Executives who contribute to the Company's near and long-term business goals and objectives, and (c) to reinforce an ownership philosophy through Senior Executive equity ownership.

     Because the number of Shares to be issued under the Bonus Policy will vary, depending on the amount of the bonus payable to each Senior Executive and the price at which Company Shares are trading on the date for determining the award, the Company cannot now determine the number of Shares to be received by any particular current Senior Executive, or the Senior Executives as a group. However, if the Bonus Policy had been in effect in the 1996 Fiscal Year, benefits would have been paid as indicated in the table below.

                        NEW STOCK BONUS POLICY BENEFITS
              (had the Policy been in effect in Fiscal Year 1996)

                                                               DOLLAR        NUMBER
NAME AND POSITION                                             VALUE($)    OF SHARES(1)
-----------------                                             --------    ------------
C. Stephen Lynn.............................................        --           --
Chairman, Chief Executive Officer and President
Robert M. Langford..........................................  $ 20,000        2,857
Senior Executive Vice President and Chief Operating Officer
W. Craig Barber.............................................        --           --
Senior Executive Vice President, Chief Administrative
  Officer and Chief Financial Officer
Ronald E. Walker............................................  $ 32,400        4,629
Division President -- Captain D's
John W. Alderson............................................  $ 15,934        2,276
Division President -- Casual Dining
Executive Group.............................................  $134,257       19,180

---------------

(1) No shares would have been issued to any non-executive director or non-executive officer employee.

     Eligibility: Eligibility is limited to members of the Company's Senior Executive Group, whose composition is determined by the Board of Directors.

     Stock Bonuses: The Bonus Policy is to be administered by the HRC Committee. All questions regarding interpretation of the Bonus Policy will be determined by the HRC Committee. Half of any bonus payable to a Senior Executive will be paid in cash and half will be paid in Shares. The number of Shares to be paid will be determined by dividing the Stock Bonus by the price of the Shares on the last trading day in

December. No fractional Shares will be issued. Any portion of the Stock Bonus which cannot be applied to provide whole Shares will be paid in cash.

     Amendment and Termination of the Bonus Policy: The Bonus Policy will terminate automatically three years from the date of its approval by shareholders. However, the Bonus Policy may be terminated, suspended or amended at any time by the Board of Directors in its sole discretion, taking into account the recommendation of the HRC Committee; provided, however, that no amendment will become effective without the approval of the shareholders of the Company to the extent shareholder approval is required in order to comply with
Section 16 of the Securities and Exchange Act. No termination, suspension or amendment of this Bonus Policy will adversely affect any Stock Bonus previously declared.

     Withholding Taxes: The Company will deduct any federal, state or local taxes required to be withheld with respect to any Shares issued under the Bonus Policy from any payments due to a recipient of a Stock Bonus. A recipient will satisfy withholding requirements incurred, in whole or in part, by having the Company withhold Shares which would otherwise be issuable. The fair market value of the Shares used to satisfy such withholding obligation will be determined by the Board of Directors as being the price of the Shares at the close of trading on the date the withholding obligation was so satisfied.

     Federal Income Tax Consequences: The following is a general summary of the current federal income tax treatment of the Stock Bonuses:

     Recipients must recognize income in an amount equal to the fair market value of the Shares on the date such Shares are received. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the recipient, subject to Section 162(m) of the Internal Revenue Code. If the recipient sells Shares pursuant to a Stock Bonus, he or she will recognize a capital gain or loss at the time of sale on the difference between his or her tax basis (the amount taxed as ordinary income) and the sale price. Such capital gain or loss will be a long-term capital gain or loss if the Shares are sold more than one year from the date of receipt.

     A copy of the Bonus Policy may be obtained by any shareholder upon request.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE STOCK BONUS
PROPOSAL.

                              CERTAIN TRANSACTIONS

     The Board and management attempt to minimize "related party" transactions. During the 1996 Fiscal Year, except as disclosed above under "Executive Compensation," the Company's executive officers, directors and nominees for director did not have significant business relations with the Company and no such transactions are anticipated during fiscal year 1997.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1970. The Board normally engages independent auditors for the year at its March meeting. For that reason, at this time, no independent auditors have been engaged for the current fiscal year. It is expected, however, that Ernst & Young LLP will be retained as the Company's independent auditors for the current fiscal year.

     Representatives of Ernst & Young LLP have been requested to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                               PROXY SOLICITATION

     Proxies are being solicited by and on behalf of the Board. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Shares held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                 SHAREHOLDER PROPOSALS FOR 1998 PROXY MATERIALS

     The Board will make provision for presentation of proposals by shareholders at the 1998 annual meeting of shareholders provided such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC. In order for any such proposals to be included in the proxy materials for consideration at the 1998 annual meeting, the proposals should be mailed to F.E. McDaniel, Jr., Senior Vice President, Secretary and Treasurer, Shoney's, Inc., 1727 Elm Hill Pike, Nashville, Tennessee 37210, and must be received no later than November 26, 1997.

                                 OTHER BUSINESS

     The management of the Company is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

     UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 27, 1996, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC. REQUESTS SHOULD BE MAILED TO F.E. MCDANIEL, JR., SENIOR VICE PRESIDENT, SECRETARY AND TREASURER, SHONEY'S, INC., 1727 ELM HILL PIKE, NASHVILLE, TENNESSEE 37210.

                                                                      APPENDIX A

PROXY                            SHONEY'S, INC.                            PROXY

                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 26, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints C. S. Lynn and W. C. Barber, or either of them, as proxies with power of substitution to vote all shares of the undersigned at the annual meeting of the shareholders of Shoney's, Inc. to be held on March 26, 1997, at 9:00 a.m. Central Standard Time in the fifth floor auditorium of the First American Center, Nashville, Tennessee, and at any adjournments or postponements thereof, in accordance with the directions given on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE STOCK BONUS POLICY.

   (1) ELECTION OF DIRECTORS.

       [ ] FOR ALL                           [ ] WITHHOLD AS TO ALL                       [ ] FOR ALL EXCEPT

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    CHECK THE BOX TO VOTE "FOR ALL EXCEPT" AND STRIKE A LINE THROUGH THE NOMINEE'S NAME WITH RESPECT TO WHOM YOU CHOOSE TO WITHHOLD AUTHORITY.)

      D. C. Bottorff; C. F. Hoover; V. B. Jackson; C. S. Lynn; J. Schoenbaum; B.
      F. Skinner; and C. Turner, Jr.

                          (CONTINUED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

   (2) To approve the adoption of the Stock Bonus Policy.

        [ ] FOR        [ ] AGAINST       [ ] WITHHOLD AUTHORITY (ABSTAIN)

   (3) In their discretion, on such other matters as may properly come before the meeting.

                 PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY

                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                    Signature (if held jointly)

                                                   Dated:                  ,1997
                                                         ------------------

SIGNATURE OF SHAREHOLDER(S) SHOULD CORRESPOND EXACTLY WITH THE NAME PRINTED HEREON. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD GIVE FULL TITLE AND AUTHORITY.